UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of Registrant as specified in its charter)

Utah	87-0327982
(State of Incorporation of Organization)	(I.R.S. Employer Identification No.)

75 East 1700 South, Provo, Utah	84606
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered
Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration file number to which this form relates:                              (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable
(Title of each class):

Item 1.        Description of Registrant’s Securities to be Registered.

The description of the securities to be registered hereunder is incorporated herein by reference from the Registrant’s Registration Statement on Form 10, SEC File No. 000-08707, filed by the Registrant on February 12, 2009, as amended on each of March 31, 2009 and May 20, 2009, and as may be amended after the date hereof, as such description is set forth under the caption of “Description of Registrant’s Securities to be Registered”.

Item 2.        Exhibits

Because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities being registered  by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Date: October 6, 2009	/s/ Stephen M. Bunker
Stephen M. Bunker, Executive Vice President, Chief Financial Officer and Treasurer